AMENDMENT NUMBER 1

to the

EMPLOYMENT AGREEMENT
Between
KNBT BANCORP, INC.,
KEYSTONE NAZARETH BANK & TRUST COMPANY,
And
SCOTT V. FAINOR

WHEREAS, in connection with the entering into of the Agreement and Plan of Merger between Keystone Savings Bank (now known as Keystone Nazareth Bank & Trust Company) (the ”Bank”) and First Colonial Group, Inc. (“First Colonial”) (the “Merger Agreement”), the Bank and Scott V. Fainor (the “Executive”) entered into an Employment Agreement dated March 5, 2003 (referred to hereinafter as the “Agreement”);

WHEREAS, in accordance with the terms of Section 29 of the Agreement and in connection with the consummation of the transactions contemplated by the Merger Agreement, KNBT Bancorp, Inc., the parent holding company of the Bank (the Company”), became a party to the Agreement (the Bank and the Company are hereinafter referred to as the “Employers”);

WHEREAS, under the terms of the Agreement, the term “Effective Date” was defined as the effective date of the merger of the Company and First Colonial (the “Merger”);

WHEREAS, the Effective Date of the Merger was October 31, 2003; and

WHEREAS, the Boards of Directors of the Employers and Executive desire to amend the Agreement to reflect certain mutually agreed upon revisions.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Employers and Executive do hereby agree to amend the Agreement as follows:

1. For purposes of the Agreement, Effective Date is hereby defined as being December 31, 2004 and all references therein to such term will mean December 31, 2004.

2. All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment No. 1 except that the compensation of Executive shall be that amount which is presently in effect as determined by the Boards of Directors of the Employers and not the initial compensation referred to in Section 4(a) of the Agreement.

This Amendment No. 1 to the Agreement shall be deemed effective as of December 31, 2004.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of this 27th day of January 2005.

KNBT BANCORP, INC.

ATTEST:

/s/ Michele Linsky	By: /s/ Jeffrey P. Feather
Witness	Title: Chairman

ATTEST: KEYSTONE NAZARETH BANK & TRUST COMPANY

/s/ Michele Linsky	By: /s/ Eugene T. Sobol
Witness	Title: Sr. Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXECUTIVE

/s/ Michele Linsky	By: /s/ Scott V. Fainor
Witness	Scott V. Fainor